Ex-99.(p)(38)

One River Asset Management Compliance and Operations

| September 2016 |

Code of Ethics

Rule 17j-1 under the Act requires each investment adviser to a registered investment company adopt a written code of ethics reasonably designed to prevent Access Persons from engaging in unlawful actions. In order to comply with Rule 17j-1, One River has adopted this Code of Ethics (the “Code”). Unless otherwise noted, all defined terms have the same meaning as in the Compliance Manual and all references to forms, charts, and other attachments should be considered references to the relevant forms and attachments in the Regulatory Compliance Manual.

For the purposes of this Code, all principals and employees of One River Asset Management, LLC, and Immediate Family Members of the foregoing, are Access Persons. Temporary employees with direct access to portfolio, strategy, and trade decision information are also bound by the Code of Ethics.

One River personnel must report any potential portfolio violations of this Code to the One River CCO or his delegate. The CCO will determine if an actual violation has occurred and, if so, will take such action as is necessary to resolve the violation and will report such violation to the Primary Adviser’s compliance group and the Fund CCO as may be required by the Sub-Advisory Agreement or applicable laws and regulations.

General Statement of Principles

In recognition of the trust and confidence placed in One River by RIC Clients, One River has adopted the following principles to be followed by Access Persons:

•	The interests of RIC Clients and their shareholders are paramount. You must place RIC Clients’ interests before your own.

•	You must effect all personal securities transactions in a manner that avoids any conflict between your personal interests and the interests of the RIC Clients or their shareholders.

•	You must avoid actions or activities that allow you or your family to benefit from your position with One River, or that bring into question your independence or judgement.

•	You must not disclose material nonpublic information to others or engage in the purchase or sale (or recommend or suggest that any person engage in the purchase or sale) of any security to which such information relates.

General Prohibition Against Fraud, Deceit and Manipulation

Access Persons may not, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by any RIC Client:

•	Employ any device, scheme, or artifice to defraud the RIC Client;

•	Make any untrue statement of a material fact to the RIC Client or omit to state a material fact necessary in order to make the statements made to the RIC Client, in light of the circumstances under which they are made, not misleading;

ONE RIVER ASSET MANAGEMENT, LLC

3 River Road, 2nd Floor, Greenwich, CT 06807 | Tel: 203.489.1440 | www.oneriveram.com

One River Asset Management Compliance and Operations

| September 2016 |

•	Engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the RIC Client; or

•	Engage in any manipulative practice with respect to the RIC Client.

Personal Trading Policy

One River employees must adhere to the employee Personal Trading Policy and procedures in the Regulatory Compliance Manual.

Access Persons must obtain prior written approval (“pre-clearance”) of the CCO or his delegate prior to engaging in any of the following transactions:

•	Transactions in any reportable security, including RIC Client shares, except for ETFs with market capitalizations of greater than $50 million;

•	Transactions involving IPOs; and

•	Limited offerings (which include private or restricted offerings and interests in On River affiliate funds).

For further information, please refer to the One River Code of Ethics.

Recordkeeping Requirements

One River will maintain the following records in accordance with Rule 17j-1:

•	A copy of the current Code and each Code that was in effect at any time within the past five years must be maintained in an easily accessible place.

•	A record of any violation of the Code, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs.

•	A copy of each report made by an Access Person pursuant to the Code must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.

•	A record of all Access Persons, currently or within the past five years, must be maintained in an easily accessible place.

•	A copy of each report required by this Code must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

•	A record of any decision, and the reasons supporting the decision, to approve the acquisition by Access Persons of an IPO or other limited offering for at least five years after the end of the fiscal year in which the approval is granted.

ONE RIVER ASSET MANAGEMENT, LLC

3 River Road, 2nd Floor, Greenwich, CT 06807 | Tel: 203.489.1440 | www.oneriveram.com

Code of Ethics

| OCTOBER 2015 |

One River Asset Management Code of Ethics

| October 2015 |

Table of Contents

Statement of General Policy	2

Definitions	3

Standards of Business Conduct	5

Prohibition Against Insider Trading	6

Introduction	6

General Policy	6

Personal Securities Transactions	8

Personal Trading Policy Procedures	8

Compliance Procedures	10

Reporting Requirements	10

Protecting the Confidentiality of Client Information	12

Confidential Client Information	12

Non-Disclosure of Confidential Client Information	12

Employee Responsibilities	12

Security of Confidential Personal Information	13

Privacy Policy	13

Enforcement and Review of Confidentiality and Privacy Policies	13

Rumor Mongering	16

General Policy	16

Service as an Officer or Director	18

Anti-Corruption Practices	19

Whistleblower Policy	20

Reporting Violations and Sanctions	22

Records	23

Acknowledgements and Disclsoures	24

One River Asset Management, LLC

3 River Road, 2nd Floor, Greenwich, CT 06807 | Tel: 203.489.1440 | www.oneriveram.com

One River Asset Management Code of Ethics

| October 2015 |

Statement of General Policy

This Code of Ethics (“Code”) has been adopted by One River Asset Management, LLC (“One River”) and is designed to comply with Rule 204A-1 under the Investment Advisers Act of 1940 (“Advisers Act”).

This Code establishes rules of conduct for all employees of One River and is designed to, among other things govern personal securities trading activities in the accounts of employees, immediate family/household accounts and accounts in which an employee has a beneficial interest. The Code is based upon the principle that One River and its employees owe a fiduciary duty to One River’s clients to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients, (ii) taking inappropriate advantage of their position with the firm and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. One River is a registered investment advisors and is registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (the “CFTC”) and a member of the National Futures Association (the “NFA”).

The Code is designed to ensure that the high ethical standards long maintained by One River continue to be applied. The purpose of the Code is to preclude activities which may lead to or give the appearance of conflicts of interest, insider trading and other forms of prohibited or unethical business conduct. The excellent name and reputation of our firm continues to be a direct reflection of the conduct of each employee.

Pursuant to Section 206 of the Advisers Act, both One River and its employees are prohibited from engaging in fraudulent, deceptive or manipulative conduct. Compliance with this section involves more than acting with honesty and good faith alone. It means that the One River has an affirmative duty of utmost good faith to act solely in the best interest of its clients.

One River and its employees are subject to the following specific fiduciary obligations when dealing with clients:

•	The duty to have a reasonable, independent basis for the investment advice provided;

•	The duty to obtain best execution for a client’s transactions where the firm is in a position to direct brokerage transactions for the client;

•	The duty to ensure that investment advice is suitable to meeting the client’s individual objectives, needs and circumstances; and

•	A duty to be loyal to clients.

In meeting its fiduciary responsibilities to its clients, One River expects every employee to demonstrate the highest standards of ethical conduct for continued employment with One River. Strict compliance with the provisions of the Code shall be considered a basic condition of employment with One River. One River’s reputation for fair and honest dealing with its clients has taken considerable time to build. This standing could be seriously damaged as the result of even a single securities transaction being considered questionable in light of the fiduciary duty owed to our clients. Employees are urged to seek the advice from, the Chief Compliance Officer, for any questions about the Code or the application of the Code to their individual circumstances. Employees should also understand that a material breach of the provisions of the Code may constitute grounds for disciplinary action, including termination of employment with One River.

The provisions of the Code are not all-inclusive. Rather, they are intended as a guide for employees of One River in their conduct. In those situations where an employee may be uncertain as to the intent or purpose of the Code, he/she is advised to consult with the Chief Compliance Officer. The Chief Compliance Officer may grant exceptions to certain provisions contained in the Code only in those situations when it is clear beyond dispute that the interests of our clients will not be adversely affected or compromised. All questions arising in connection with personal securities trading should be resolved in favor of the client even at the expense of the interests of employees.

The Chief Compliance Officer will periodically report to senior management/members of One River to document compliance with this Code.

One River Asset Management, LLC

3 River Road, 2nd Floor, Greenwich, CT 06807 | Tel: 203.489.1440 | www.oneriveram.com

One River Asset Management Code of Ethics

| October 2015 |

Definitions

For the purposes of this Code, the following definitions shall apply:

•	“1933 Act” means the Securities Act of 1933, as amended.

•	“1934 Act” means the Securities Exchange Act of 1934, as amended.

•	“Access Person” means any Supervised person who has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable fund our firm or its control affiliates manage or has access to such recommendations; or is involved in making securities recommendations to clients that are nonpublic. It is specifically noted that One River has determined that all employees are treated as Access Persons.

•	“Account” means accounts of any employee and includes accounts of the employee’s immediate family members (any relative by blood or marriage living in the employee’s household), and any account in which he or she has a direct or indirect beneficial interest, such as trusts and custodial accounts or other accounts in which the employee has a beneficial interest, controls or exercises investment discretion.

•	“Advisers Act” means the Investment Advisers Act of 1940, as amended.

•	“Automatic investment plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (of from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

•	“Beneficial interest” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person has a beneficial interest in a security for purposes of Section 16 of such Act and the rules and regulations thereunder.

•	Beneficial ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of Section 16 of such Act and the rules and regulations thereunder.

•	“Chief Compliance Officer” (CCO) refers to the Chief Compliance Officer of One River, Steve Lisenby.

•	“Control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

•	“Initial public offering” (IPO) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

•	“Inside information” means non-public information (i.e., information that is not available to investors generally) that there is a substantial likelihood that a reasonable investor would consider to be important in deciding whether to buy, sell or retain a security or would view it as having significantly altered the ‘total mix’ of information available.

•	“Insider” is broadly defined as it applies to One River’s Insider Trading policy and procedures. It includes our firm’s officers, members and employees. In addition, a person can be a “temporary insider” if they enter into a special confidential relationship in the conduct of the company’s affairs and, as a result, are given access to information solely for One River’s purposes. A temporary insider can include, among others, One River’s attorneys, accountants, consultants, and the employees of such organizations. Furthermore, One River may become a temporary insider of a client it advises or for which it performs other services. If a client expects One River to keep the disclosed non-public information confidential and the relationship implies such a duty, then One River will be considered an insider.

One River Asset Management, LLC

3 River Road, 2nd Floor, Greenwich, CT 06807 | Tel: 203.489.1440 | www.oneriveram.com

One River Asset Management Code of Ethics

| October 2015 |

•	“Insider trading” is generally understood to refer to the effecting of securities transactions while in possession of material, non-public information (regardless of whether one is an “insider”) or to the communication of material, non-public information to others.

•	“Investment person” means any Access Person of One River who, in connection with his/her regular functions or duties, makes recommendations regarding the purchase or sale of securities for client accounts (e.g., portfolio manager) or provides information or advice to portfolio managers, or who help execute and/or implement the portfolio manager’s decision (e.g., securities analysts, traders, and portfolio assistants); and any natural person who controls One River and who obtains information concerning recommendations made regarding the purchase or sale of securities for client accounts.

•	“Investment-related” means activities that pertain to securities, commodities, banking, insurance, or real estate (including, but not limited to, acting as or being associated with an investment adviser, broker- dealer, municipal securities dealer, government securities broker or dealer, issuer, investment company, futures sponsor, bank, or savings association).

•	“Limited offering” means an offering of securities that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to Rule 504, 505, or Rule 506 under the Securities Act of 1933.

•	“Private fund” means an issuer that would be an investment company as defined in section 3 of the Investment Company Act of 1940 but for section 3(c)(1) or 3(c)(7) of that Act.

•	“Registered fund” means an investment company registered under the Investment Company Act.

•	“Reportable fund” means any registered investment company, i.e., mutual fund, for which our firm, or a control affiliate, acts as investment adviser, as defined in section 2(a) (20) of the Investment Company Act, or principal underwriter.

•	“Reportable security” means any security as defined in Section 202(a)(18) of the Advisers Act, except that it does not include: (i) Transactions and holdings in direct obligations of the Government of the United States; (ii) Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements; (iii) Shares issued by money market funds; (iv) Transactions and holdings in shares of other types of open-end registered mutual funds, unless One River or a control affiliate acts as the investment adviser or principal underwriter for the fund; (v) Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in mutual funds, unless One River or a control affiliate acts as the investment adviser or principal underwriter for the fund; and (vi) 529 Plans, unless One River or a control affiliate manages, distributes, markets or underwrites the 529 Plan or the investments (including a fund that is defined as a reportable fund under Rule 204A-1) and strategies underlying the 529 Plan that is a college savings plan.

•	“Supervised person” means any members, officers and partners of One River (or other persons occupying a similar status or performing similar functions); employees of One River; and any other person who provides advice on behalf of One River and is subject to One River’s supervision and control.

One River Asset Management, LLC

3 River Road, 2nd Floor, Greenwich, CT 06807 | Tel: 203.489.1440 | www.oneriveram.com

One River Asset Management Code of Ethics

| October 2015 |

Standards of Business Conduct

One River places the highest priority on maintaining its reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in our firm and its employees by our clients is something we value and endeavor to protect.

The following Standards of Business Conduct set forth policies and procedures to achieve these goals. This Code is intended to comply with the various provisions of the Advisers Act and also requires that all Access persons comply with the various applicable provisions of the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and applicable rules and regulations adopted by the Securities and Exchange Commission (“SEC”).

Section 204A-1 of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers. Such policies and procedures are contained in this Code. The Code also contains policies and procedures with respect to personal securities transactions of all One River’s Access Persons as defined herein. These procedures cover transactions in a reportable security in which an Access Person has a beneficial interest in or accounts over which the Access Supervised person exercises control as well as transactions by members of the Access Person’s immediate family and/or household.

Section 206 of the Advisers Act makes it unlawful for One River or its agents or employees to employ any device, scheme or artifice to defraud any client or prospective client, or to engage in fraudulent, deceptive or manipulative practices. This Code contains provisions that prohibit these and other enumerated activities and that are reasonably designed to detect and prevent violations of the Code, the Advisers Act and rules thereunder.

One River Asset Management, LLC

3 River Road, 2nd Floor, Greenwich, CT 06807 | Tel: 203.489.1440 | www.oneriveram.com

One River Asset Management Code of Ethics

| October 2015 |

Prohibition Against Insider Trading

Introduction

Trading securities while in possession of material, nonpublic information, or improperly communicating that information to others may expose Access Persons and One River to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The SEC can recover the profits gained or losses avoided through the illegal trading, impose a penalty of up to three times the illicit windfall, and/or issue an order permanently barring you from the securities industry. Finally, Access Persons and One River may be sued by investors seeking to recover damages for insider trading violations.

The rules contained in this Code apply to securities trading and information handling by Access Persons of One River and their immediate family members/household.

The law of insider trading is unsettled and continuously developing. An individual legitimately may be uncertain about the application of the rules contained in this Code in a particular circumstance. Often, a single question can avoid disciplinary action or complex legal problems. You must notify the Chief Compliance Officer immediately if you have any reason to believe that a violation of this Code has occurred or is about to occur.

General Policy

No Access Person may trade, either personally or on behalf of others (such as investment funds and private accounts managed by One River), while in the possession of material, nonpublic information, nor may any Access Person of One River communicate material, nonpublic information to others in violation of the law.

1.	What is Material Information?

Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this includes any information the disclosure of which will have a substantial effect on the price of a company’s securities. No simple test exists to determine when information is material; assessments of materiality involve a highly fact- specific inquiry. For this reason, you should direct any questions about whether information is material to the Chief Compliance Officer.

Material information often relates to a company’s results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information also may relate to the market for a company’s securities. Information about a significant order to purchase or sell securities may, in some contexts, be material. Prepublication information regarding reports in the financial press also may be material. For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about The Wall Street Journal’s “Heard on the Street” column.

You should also be aware of the SEC’s position that the term “material nonpublic information” relates not only to issuers but also to One River’s securities recommendations and client securities holdings and transactions.

2.	What is Nonpublic Information?

Information is “public” when it has been disseminated broadly to investors in the marketplace. For example, information is public after it has become available to the general public through the Internet, a public filing with the SEC or some other government agency, the Dow Jones “tape” or The Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

3.	Identifying Inside Information

Before executing any trade for yourself or others, including investment funds or private accounts managed by One

One River Asset Management, LLC

3 River Road, 2nd Floor, Greenwich, CT 06807 | Tel: 203.489.1440 | www.oneriveram.com

One River Asset Management Code of Ethics

| October 2015|

River (“Client Accounts”), you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

a.	Report the information and proposed trade immediately to the Chief Compliance Officer.

b.	Do not purchase or sell the securities on behalf of yourself or others, including investment funds or private accounts managed by the firm.

c.	Do not communicate the information inside or outside the firm, other than to the Chief Compliance Officer.

d.	After the Chief Compliance Officer has reviewed the issue, the firm will determine whether the information is material and nonpublic and, if so, what action the firm will take.

You should consult with the Chief Compliance Officer before taking any action. This high degree of caution will protect you, our clients, and the firm.

4.	Contacts with Public Companies

Contacts with public companies may represent an important part of our research efforts. The firm may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, an Access Person of One River or other person subject to this Code becomes aware of material, nonpublic information. This could happen, for example, if a company’s Chief Financial Officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes selective disclosure of adverse news to a handful of investors. In such situations, One River must make a judgment as to its further conduct. To protect yourself, your clients and the firm, you should contact the Chief Compliance Officer immediately if you believe that you may have received material, nonpublic information.

5.	Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons: First, tender offer activity often produces extraordinary gyrations in the price of the target company’s securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and “tipping” while in the possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Access Persons of One River and others subject to this Code should exercise extreme caution any time they become aware of nonpublic information relating to a tender offer.

6.	Restricted/Watch Lists

Although One River does not typically receive confidential information from portfolio companies, it may, if it receives such information, take appropriate procedures to establish restricted or watch lists in certain securities.

The Chief Compliance Officer may place certain securities on a “restricted list.” Access Persons are prohibited from personally, or on behalf of an advisory account, purchasing or selling securities during any period they are listed. Securities issued by companies about which a number of Access Persons are expected to regularly have material, nonpublic information should generally be placed on the restricted list. The Chief Compliance Officer shall take steps to immediately inform all Access Persons of the securities listed on the restricted list.

The Chief Compliance Officer may place certain securities on a “watch list.” Securities issued by companies about which a limited number of Access Persons possess material, nonpublic information should generally be placed on the watch list. The list will be disclosed only to the Chief Compliance Officer and a limited number of other persons who are deemed necessary recipients of the list because of their roles in compliance.

One River Asset Management, LLC

3 River Road, 2nd Floor, Greenwich, CT 06807 | Tel: 203.489.1440 | www.oneriveram.com

One River Asset Management Code of Ethics

| October 2015 |

Personal Securities Transactions

One River has adopted the following principles governing personal investment activities by One River’s Access Persons:

Personal Trading Policy Procedures

I.	Introduction

The Investment Advisers Act of 1940 requires that all employees follow established policies and procedures which involve advanced approval of securities transactions, and reporting of such holdings to the advisor. The following personal trading policy (the “Policy”) deals with your requirements for compliance.

II.	Covered Persons

This Policy applies to every Access Person of One River (“One River”) and their immediate family members sharing the same household. As noted above, all employees of One River are deemed to be Access Persons and therefore subject to this Policy.

Immediate family members include an Access Person’s spouse, domestic partner, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother- in-law, or sister-in-law, and any adoptive relationship so long as such immediate family members share the same household as the Access Person.

III.	Procedures for Trading Securities

Pre-clearance

Access Persons must obtain the prior written approval (“pre-clearance”) of the Chief Compliance Officer or Designated Person prior to engaging in any of the following transactions:

•	Transactions in any Reportable Security, except for ETFs with market capitalizations of greater than $50 million;

•	Transactions involving IPOs; and

•	Limited Offerings (which include private or restricted offerings, and interests in One River’s Funds).

Approved Pre-Clearance requests shall remain valid until market close on the day following the grant of approval. For all approved trades, Access Persons must generally hold the security subject to the Pre-Clearance for at least 30 days following the date of purchase (“30 Day Holding Period”). On a case by case basis, the Chief Compliance Officer may waive or vary the 30 Day Holding Period.

All pre-clearance requests must be submitted via One River’s online compliance platform, ComplianceELF.

Although Access Persons should always strive to adhere to the Code of Ethics, it should be noted that Access Persons are permitted to sell a position without Pre-clearance in the event the position is down by 10% or more. If an Access Person engages in such a transaction, he or she should notify the Chief Compliance Officer of the transaction as soon as possible.

IV.	Prohibited Transaction

No Access Person may engage in transactions involving issuers listed on the restricted list or which One River possesses material non-public information.

One River Asset Management, LLC

3 River Road, 2nd Floor, Greenwich, CT 06807 | Tel: 203.489.1440 | www.oneriveram.com

One River Asset Management Code of Ethics

| October 2015 |

V.	Violations of the Policy

Any trading-related violation of this Policy, including any pre-clearance violation can result in additional penalties ranging from cancellation of the offending trade to termination of your employment.

VI.	Monitoring and Review of Personal Securities Transactions

The Chief Compliance Officer, or a designee, will monitor and review all reports required under the Code for compliance with One River’s policies regarding personal securities transactions and applicable SEC rules and regulations. The Chief Compliance Officer may also initiate inquiries of Access Persons regarding personal securities trading. Access Persons are required to cooperate with such inquiries and any monitoring or review procedures employed One River. Any transactions for any accounts of the Chief Compliance Officer will be reviewed and approved by the Chief Operating Officer, or other designated supervisory person. The Chief Compliance Officer shall at least annually identify all Access Persons who are required to file reports pursuant to the Code and will inform such Access Persons of their reporting obligations.

One River Asset Management, LLC

3 River Road, 2nd Floor, Greenwich, CT 06807 | Tel: 203.489.1440 | www.oneriveram.com

One River Asset Management Code of Ethics

| October 2015 |

Compliance Procedures

Reporting Requirements

Every Access Person shall provide initial and annual holdings reports and quarterly transaction reports to the Chief Compliance Officer which must contain the information described below. It is the policy of One River that each Access Person must provide either physical or electronic copies of their brokerage firm(s) account statements showing all securities transactions to the Chief Compliance Officer quarterly. All Access Persons are strongly encouraged to submit all reports referenced below via One River’s ComplianceELF platform.

1.	Initial Holdings Report

Every Access Person shall, no later than ten (10) days after the person becomes an Access Person, file an initial holdings report containing the following information:

•	The title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each Reportable Security in which the Access Person had any direct or indirect beneficial interest ownership when the person becomes an Access Person;

•	The name of any broker, dealer or bank, account name, number and location with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

•	The date that the report is submitted by the Access Person.

The information submitted must be current as of a date no more than forty-five (45) days before the person became an Access Person.

2.	Annual Holdings Report

Every Access Person shall, no later than January 31 each year, file an annual holdings report containing the same information required in the initial holdings report as described above. The information submitted must be current as of a date no more than forty-five (45) days before the annual report is submitted.

Every Access Person shall, following the annual company review, will verify we are receiving statements for all active accounts, and no new accounts have been opened.

3.	Quarterly Transaction Reports

Every Access Person must, no later than thirty (30) days after the end of each calendar quarter, file a quarterly transaction report containing the following information:

With respect to any transaction during the quarter in a Reportable Security in which the Access Person had any direct or indirect beneficial ownership:

•	The date of the transaction, the title and exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount (if applicable) of each covered security;

•	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•	The price of the reportable security at which the transaction was effected;

•	The name of the broker, dealer or bank with or through whom the transaction was effected; and

•	The date the report is submitted by the Access Person.

One River Asset Management, LLC

3 River Road, 2nd Floor, Greenwich, CT 06807 | Tel: 203.489.1440 | www.oneriveram.com

One River Asset Management Code of Ethics

| October 2015 |

4.	Exempt Transactions

An Access Person need not submit a report with respect to:

•	Transactions effected for, securities held in, any account over which the person has no direct or indirect influence or control;

•	Transactions effected pursuant to an automatic investment plan, e.g. a dividend retirement plan;

•	A quarterly transaction report if the report would duplicate information contained in securities transaction confirmations or brokerage account statements that One River holds in its records so long as the firm receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter;

•	Any transaction or holding report if One River has only one Access Person, so long as the firm maintains records of the information otherwise required to be reported.

•	Non-Reportable Securities.

•	“Broker Discretionary Accounts” means any account that has the ability to hold securities where the Access Person or the Access Person’s associated persons do not have any authority, directly or indirectly, to influence, direct or effect specific investment decisions with respect to the assets held in such account. For each Broker Discretionary Account, on no less than an annual basis, Access Persons are required to certify that he/she does not have authority, directly or indirectly, to influence, direct or effect specific investment decisions in such accounts. Transactions in Broker Discretionary Accounts need not be pre-approved by the Chief Compliance Officer. Access Persons do remain subject, however, to applicable laws and regulations, including insider trading laws. To the extent that an Access Person maintains a Broker Discretionary Account, such Access Person and his/her broker, investment adviser or other person exercising control over such accounts, will be required to provide a certification that the Access Person does not have any authority, directly or indirectly, to influence, direct or effect specific investment decisions with respect to the assets held in such account.

5.	Monitoring and Review of Personal Securities Transactions

The Chief Compliance Officer, or a designee, will monitor and review all reports required under the Code for compliance with One River’s policies regarding personal securities transactions and applicable SEC rules and regulations. The Chief Compliance Officer may also initiate inquiries of Access Persons regarding personal securities trading. Access Persons are required to cooperate with such inquiries and any monitoring or review procedures employed One River. Any transactions for any accounts of the Chief Compliance Officer will be reviewed and approved by the Chief Operating Officer, or other designated supervisory person. The Chief Compliance Officer shall at least annually identify all Access Persons who are required to file reports pursuant to the Code and will inform such Access Persons of their reporting obligations.

One River Asset Management, LLC

3 River Road, 2nd Floor, Greenwich, CT 06807 | Tel: 203.489.1440 | www.oneriveram.com

One River Asset Management Code of Ethics

| October 2015|

Protecting the Confidentiality of Client Information

Confidential Client Information

In the course of investment advisory activities of One River, the firm gains access to non-public information about its clients. Such information may include a person’s status as a client, personal financial and account information, the allocation of assets in a client portfolio, the composition of investments in any client portfolio, information relating to services performed for or transactions entered into on behalf of clients, advice provided by One River to clients, and data or analyses derived from such non- public personal information (collectively referred to as “Confidential Client Information”). All Confidential Client Information, whether relating to One River’s current or former clients, is subject to the Code’s policies and procedures. Any doubts about the confidentiality of information must be resolved in favor of confidentiality.

Non-Disclosure of Confidential Client Information

All information regarding One River’s clients is confidential. Information may only be disclosed when the disclosure is consistent with the firm’s policy and the client’s direction. One River does not share Confidential Client Information with any third parties, except in the following circumstances:

•	As necessary to provide service that the client requested or authorized, or to maintain and service the client’s account. One River will require that any financial intermediary, agent or other service provider utilized by One River (such as broker-dealers or sub-advisers) comply with substantially similar standards for non-disclosure and protection of Confidential Client Information and use the information provided by One River only for the performance of the specific service requested by One River;

•	As required by regulatory authorities or law enforcement officials who have jurisdiction over One River, or as otherwise required by any applicable law. In the event One River is compelled to disclose Confidential Client Information, the firm shall provide prompt notice to the clients affected, so that the clients may seek a protective order or other appropriate remedy. If no protective order or other appropriate remedy is obtained, One River shall disclose only such information, and only in such detail, as is legally required;

•	To the extent reasonably necessary to prevent fraud, unauthorized transactions or liability.

Employee Responsibilities

All Access Persons are prohibited, either during or after the termination of their employment with One River, from disclosing Confidential Client Information to any person or entity outside the firm, including family members, except under the circumstances described above. An Access Person is permitted to disclose Confidential Client Information only to such other Access Persons who need to have access to such information to deliver the One River’s services to the client.

Access Persons are also prohibited from making unauthorized copies of any documents or files containing Confidential Client Information and, upon termination of their employment with One River, must return all such documents to One River.

Any Access Person who violates the non-disclosure policy described above will be subject to disciplinary action, including possible termination, whether or not he or she benefited from the disclosed information.

One River Asset Management, LLC

3 River Road, 2nd Floor, Greenwich, CT 06807 | Tel: 203.489.1440 | www.oneriveram.com

One River Asset Management Code of Ethics

| October 2015 |

Security of Confidential Personal Information

One River enforces the following policies and procedures to protect the security of Confidential Client Information:

•	The One River restricts access to Confidential Client Information to those Access Persons who need to know such information to provide One River’s services to clients;

•	Any Access Person who is authorized to have access to Confidential Client Information in connection with the performance of such person’s duties and responsibilities is required to keep such information in a secure compartment, file or receptacle on a daily basis as of the close of each business day;

•	All electronic or computer files containing any Confidential Client Information shall be password secured and firewall protected from access by unauthorized persons;

•	Any conversations involving Confidential Client Information, if appropriate at all, must be conducted by Access Persons in private, and care must be taken to avoid any unauthorized persons overhearing or intercepting such conversations.

Privacy Policy

As a registered investment adviser, One River and all Access Persons, must comply with SEC Regulation S-P, which requires investment advisers to adopt policies and procedures to protect the ‘nonpublic personal information’ of natural person clients. ‘Nonpublic information,’ under Regulation S-P, includes personally identifiable financial information and any list, description, or grouping that is derived from personally identifiable financial information. Personally identifiable financial information is defined to include information supplied by individual clients, information resulting from transactions, any information obtained in providing products or services. Pursuant to Regulation S-P One River has adopted policies and procedures to safeguard the information of natural person clients.

Enforcement and Review of Confidentiality and Privacy Policies

The Chief Compliance Officer is responsible for reviewing, maintaining and enforcing One River’s confidentiality and privacy policies and is also responsible for conducting appropriate employee training to ensure adherence to these policies. Any exceptions to this policy require the written approval of the Chief Compliance Officer.

One River Asset Management, LLC

3 River Road, 2nd Floor, Greenwich, CT 06807 | Tel: 203.489.1440 | www.oneriveram.com

One River Asset Management Code of Ethics

| October 2015 |

Gifts and Entertainment

Giving, receiving or soliciting gifts in a business setting may create an appearance of impropriety or may raise a potential conflict of interest. One River has adopted the policies set forth below to guide Access Persons in this area. All Access Persons are strongly encouraged to submit all reports referenced below via One River’s ComplianceELF platform.

General Policy

One River’s policy with respect to gifts and entertainment is as follows:

•	Giving, receiving or soliciting gifts in a business may give rise to an appearance of impropriety or may raise a potential conflict of interest;

•	Access Persons should not accept or provide any gifts or favors that might influence the decisions you or the recipient must make in business transactions involving One River, or that others might reasonably believe would influence those decisions;

•	Modest gifts and favors, which would not be regarded by others as improper, may be accepted or given on an occasional basis. Entertainment that satisfies these requirements and conforms to generally accepted business practices also is permissible;

•	Where there is a law or rule that applies to the conduct of a particular business or the acceptance of gifts of even nominal value, the law or rule must be followed.

Reporting Requirements

•	Any Access Person who accepts, directly or indirectly, anything of value from any person or entity that does business with or on behalf of One River, including gifts and gratuities with value in excess of $250 per year must obtain the consent from the Chief Compliance Officer before accepting such gift. The Chief Compliance Officer will maintain records of all such gifts and approvals. Gifts to and from family members are exempted from this approval requirement, but must be reported to the Chief Compliance Officer.

•	This reporting requirement does not apply to bona fide dining or entertainment if, during such dining or entertainment, you are accompanied by the person or representative of the entity that does business with One River.

•	This gift reporting requirement is for the purpose of helping One River monitor the activities of its employees. However, the reporting of a gift does not relieve any Access Person from the obligations and policies set forth in this section or anywhere else in this Code. If you have any questions or concerns about the appropriateness of any gift, please consult the Chief Compliance Officer.

One River Asset Management, LLC

3 River Road, 2nd Floor, Greenwich, CT 06807 | Tel: 203.489.1440 | www.oneriveram.com

One River Asset Management Code of Ethics

| October 2015 |

Notification and/or Approval of Outside Activities

In addition to pre-clearance and reporting requirements that are applicable to Access Persons related to personal securities transactions (as set forth above), all Access Persons will need to seek the approval of the Chief Compliance Officer prior to engaging in business activities outside of his or her employment at One River. The purpose of this request is to make sure that One River is able to identify and address possible conflicts of interest. Access Persons will need to provide information about: (i) the nature of the outside business activities; (ii) the name of the organization; (iii) any compensation; and (iv) the time demands of the activities. While Appendix 1 is attached hereto for pre-clearance purposes, Access Persons are strongly encouraged to submit all pre-clearances via One River’s ComplianceELF platform.

All Access Persons will also be required to annually update One River of his or her outside business activities and any relationships with “insiders” of publicly-traded companies. While Appendix 2 is attached hereto for the annual update to Access Persons’ outside activities, Access Persons are strongly encouraged to submit all pre-clearances via One River’s ComplianceELF platform.

Access Persons should note that pre-approval will not be required for outside activities related to charities, non-profit organizations/clubs or civic/trade associations. However, Access Persons will still need to summarize/update such activities on the annual update form. In determining whether an outside activity (business or non-profit) should be pre-cleared/disclosed, Access Persons should consider the following factors: (i) do you receive some type of compensation for your services; (ii) does the outside activity in any way relate to business; (iii) does the activity take up more than 10 hours a week of your time; or (iv) are you an officer, director or trustee of the organization? If you answered yes to any of the following questions, this activity will likely need to be pre-cleared/reported. Please see the Chief Compliance Officer with any questions.

Disciplinary Questionnaire

To ensure that update One River is able to monitor its Access Persons in a manner that will allow it to fulfill its fiduciary responsibilities to its Clients and be in a position to properly complete regulatory filings (if and when required), all Access Persons are required to complete the form of disciplinary questionnaire via One River’s ComplianceELF platform, or contained in Appendix 3, to this Code and will be requested to update the questionnaire on an annual basis.

One River Asset Management, LLC

3 River Road, 2nd Floor, Greenwich, CT 06807 | Tel: 203.489.1440 | www.oneriveram.com

One River Asset Management Code of Ethics

| October 2015 |

Rumor Mongering

Spreading false rumors to manipulate the market is illegal under U.S securities laws. Moreover, this type of activity is considered by regulators to be a highly detrimental form of market abuse damaging both investor confidence and companies constituting important components of the financial system. This form of market abuse is vigorously investigated and prosecuted. Although there may be legitimate reasons to discuss rumors under certain circumstances; for example, to attempt to explain observable fluctuations in the market or a particular issuer’s share price, the dissemination of false information in the market in order to capitalize on the effect of such dissemination for personal or client accounts is unethical and will not be tolerated. Firms are required to take special care to ensure that its personnel neither generate rumors nor pass on rumors to clients or other market participants in an irresponsible manner.

Even where a rumor turns out to be true, among other things, trading on unsubstantiated information also creates a risk that the firm may trade on inside information which was leaked in violation of the law.

General Policy

It is One River’s policy that unverified information be communicated responsibly, if at all, and in a manner which will not distort the market. No Access Person of One River shall originate a false or misleading rumor in any way, or pass-on an unsubstantiated rumor about a security or its issuer for the purpose of influencing the market price of the security.

Communications issued from One River should be professional at all times, avoiding sensational or exaggerated language. Factual statements which could reasonably be expected to impact the market should be carefully verified, if possible, before being issued in accordance with the procedures set forth below. Verification efforts should be documented in writing and maintained in the firm’s records.

These guidelines apply equally to written communications, including those issued via Bloomberg, instant messaging, email, chat rooms or included in published research notes, articles or newsletters, as well as to verbal communications. Statements which can reasonably be expected to impact the market include those purporting to contain factual, material or non-public information or information of a price-sensitive nature. The facts and circumstances surrounding the statement will dictate the likelihood of market impact.

For example, times of nervous or volatile markets increase both the opportunity for and the impact of rumors. If a Access

Person is uncertain of the likely market impact of the dissemination of particular information, he/she should consult the Chief Compliance Officer or a member of senior management.

What is a Rumor? In the context of this policy, “rumor” means either a false or misleading statement which has been deliberately fabricated or a statement or other information purporting to be factual but which is unsubstantiated. A statement is not a rumor if it is clearly an expression of opinion, such as an analyst’s view of a company’s prospects. Rumors often originate from but are not limited to Internet blogs or bulletin boards among other sources.

When is a Rumor Unsubstantiated? In the context of this policy, a rumor is unsubstantiated when it is:

•	not published by widely circulated public media, or

•	the source is not identified in writing, and

•	there has been no action or statement by a regulator, court or legal authority lending credence to the rumor, or

•	there has been no acknowledgement or comment on the rumor from an official spokesperson or senior management of the issuer.

When May a Rumor Be Communicated? Rumors may be discussed legitimately within the confines of the firm, for example, within an Investment Committee Meeting, when appropriate, for example, to explain or speculate regarding observable market behavior.

A rumor may also be communicated externally, that is, with clients or other market participants such as a broker or other counterparty, only:

•	as set forth in these procedures,

•	when a legitimate business purpose exists for discussing the rumor.

One River Asset Management, LLC

3 River Road, 2nd Floor, Greenwich, CT 06807 | Tel: 203.489.1440 | www.oneriveram.com

One River Asset Management Code of Ethics

| October 2015 |

Legitimate Business Purposes for Communicating a Rumor Externally: Legitimate business purposes for discussing rumors outside of the confines of the firm include:

•	when a client is seeking an explanation for erratic share price movement or trading conditions of a security which could be explained by the rumor, or

•	discussion among market participants seeking to explain market or trading conditions or one’s views regarding the validity of a rumor.

Form in Which Rumor Can Be Communicated Externally: Where a legitimate business purpose exists for discussing a rumor externally, care should be taken to ensure that the rumor is communicated in a manner that:

•	provides the origin of the information (where possible);

•	gives it no additional credibility or embellishment;

•	makes clear that the information is a rumor; and

•	makes it clear that the information has not been verified.

Trading: Where a decision to place a trade in a client account is based principally on a rumor, the portfolio manager or trader must obtain the prior approval of a member of senior management.

Reporting & Monitoring: In order to ensure compliance with this policy, One River may seek to uncover the creation and/or dissemination of false or misleading rumors by Access Persons for the purpose of influencing the market price of the security through targeted monitoring of communications and/or trading activities. For example, the Chief Compliance Officer may proactively select and review random emails or conduct targeted word searches of emails, or Bloomberg/instant messages. He/she may also flag trading pattern anomalies or unusual price fluctuations and retrospectively review emails, phone calls, Bloomberg/instant messages, etc. where highly unusual and apparently fortuitous profit or loss avoidance is uncovered.

Access Persons are required to report to the Chief Compliance Officer or a member of senior management when he/she has just cause to suspect that another Access Person of One River has deliberately fabricated and disseminated a false or misleading rumor or otherwise communicated an unsubstantiated rumor about a security or its issuer for the purpose of influencing the market price of the security.

One River Asset Management, LLC

3 River Road, 2nd Floor, Greenwich, CT 06807 | Tel: 203.489.1440 | www.oneriveram.com

One River Asset Management Code of Ethics

| October 2015 |

Service as an Officer or Director

No Access Person shall serve as an officer or on the board of directors of any publicly or privately traded company without prior authorization by the Chief Compliance Officer or a designated supervisory person based upon a determination that any such board service or officer position would be consistent with the interest of One River’s clients. Where board service or an officer position is approved, One River shall implement a “Chinese Wall” or other appropriate procedure, to isolate such person from making decisions relating to the company’s securities.

One River Asset Management, LLC

3 River Road, 2nd Floor, Greenwich, CT 06807 | Tel: 203.489.1440 | www.oneriveram.com

One River Asset Management Code of Ethics

| October 2015 |

Anti-Corruption Practices

Firms that engage in business activities outside of the United States may be subject to additional laws and regulations, including among others, the U.S. Foreign Corrupt Practices Act of 1977 as amended (the “FCPA”) and the U.K. Bribery Act

2010 (the “Bribery Act”). Both these laws make it illegal for U.S. citizens and companies, including their employees, directors, stockholders, agents and anyone acting on their behalf (regardless of whether they are U.S. citizens or companies), to bribe non-U.S. government officials. The Bribery Act is more expansive in that it criminalizes commercial bribery and public corruption, as well as the receipt of improper payments.

General Policy

Every Access Person has a responsibility for knowing and following the firm’s policies and procedures. Every person in a supervisory role is also responsible for those individuals under his/her supervision. Senior management has overall supervisory responsibility for the firm.

Recognizing our shared commitment to our clients, all employees are required to conduct themselves with the utmost loyalty and integrity in their dealings with our clients, customers, stakeholders and one another. Improper conduct on the part of any employee puts the firm and company personnel at risk. Therefore, while managers and senior management ultimately have supervisory responsibility and authority, these individuals cannot stop or remedy misconduct unless they know about it. Accordingly, all Access Persons are not only expected to, but are required to promptly report their concerns about potentially illegal conduct as well as violations of our company’s policies to a member of the firm’s senior management and/or the Chief Compliance Officer.

•	Because of regulatory implications, employees are prohibited from providing anything of value to a foreign government official without first obtaining approval from a designated officer of the firm.

•	Employees are prohibited from making any facilitation payments.

•	No employee will suffer any adverse consequences for refusing to pay bribes—even if that may result in the loss of business.

•	Employees should contact the CCO or other designee directly with any questions concerning the firm’s practices (particularly when there is an urgent need for advice on difficult situations in foreign jurisdictions).

•	Internal reports will be handled promptly and discretely, with the overall intent to maintain the anonymity of the individual making the report. When appropriate, investigations of such reports may be conducted by independent personnel.

•	Employees are required to provide annual written certification of his/her commitment to abide by the firm’s anti-corruption policy.

•	Employees are required to promptly report to the CCO or other designated officer any incident or perceived incident of bribery; consistent with our firm’s Whistleblower reporting procedures; such reports will be investigated and handled promptly and discretely.

Violations of the firm’s anti-corruption policies may result in disciplinary actions up to and including termination of employment.

One River Asset Management, LLC

3 River Road, 2nd Floor, Greenwich, CT 06807 | Tel: 203.489.1440 | www.oneriveram.com

One River Asset Management Code of Ethics

| October 2015 |

Whistleblower Policy

As articulated in this Code’s Statement of General Policy and Standards of Business Conduct, central to our firm’s compliance culture is an ingrained commitment to fiduciary principles. The policies and procedures set forth here and in our Compliance Manual, and their consistent implementation by all Access Persons of One River evidence the firm’s unwavering intent to place the interests of clients ahead of self-interest for One River, our management and staff.

Every employee has a responsibility for knowing and following the firm’s policies and procedures. Every person in a supervisory role is also responsible for those individuals under his/her supervision. The Firm’s Chief Compliance Officer or a similarly designated officer, has overall supervisory responsibility for the firm.

Recognizing our shared commitment to our clients, all Access Persons are required to conduct themselves with the utmost loyalty and integrity in their dealings with our clients, customers, stakeholders and one another. Improper conduct on the part of any employee puts the firm and company personnel at risk. Therefore, while managers and senior management ultimately have supervisory responsibility and authority, these individuals cannot stop or remedy misconduct unless they know about it. Accordingly, all employees are not only expected to, but are required to report their concerns about potentially illegal conduct as well as violations of our company’s policies.

Reporting Potential Misconduct

To ensure consistent implementation of such practices, it is imperative that Access Persons have the opportunity to report any concerns or suspicions of improper activity at the firm (whether by a Access Person or other party) confidentially and without retaliation.

One River’s Whistleblower Policy covers the treatment of all concerns relating to suspected illegal activity or potential misconduct.

Access Persons may report potential misconduct by submitting a ‘Report a Violation’ form. By default, the report will be submitted anonymously unless the individual unchecks the box that indicates the sender wishes to remain anonymous. Reports of violations or suspected violations must be reported to the CCO or to other designated members of senior management. Access Persons may report suspected improper activity by the CCO to the firm’s other senior management.

Responsibility of the Whistleblower

A person must be acting in good faith in reporting a complaint or concern under this policy and must have reasonable grounds for believing a deliberate misrepresentation has been made regarding accounting or audit matters or a breach of this manual or the firm’s Code of Ethics. A malicious allegation known to be false is considered a serious offense and will be subject to disciplinary action that may include termination of employment.

Handling of Reported Improper Activity

The firm will take seriously any report regarding a potential violation of firm policy or other improper or illegal activity, and recognizes the importance of keeping the identity of the reporting person from being widely known. Access Persons are to be assured that the firm will appropriately manage all such reported concerns or suspicions of improper activity in a timely and professional manner, confidentially and without retaliation.

In order to protect the confidentiality of the individual submitting such a report and to enable One River to conduct a comprehensive investigation of reported misconduct, Access Persons should understand that those individuals responsible for conducting any investigation are generally precluded from communicating information pertaining to the scope and/or status of such reviews.

No Retaliation Policy

It is the firm’s policy that no Access Person who submits a complaint made in good faith will experience retaliation, harassment, or unfavorable or adverse employment consequences. A Access Person who retaliates against a person reporting a complaint will be subject to disciplinary action, which may include termination of employment. A Access Person

One River Asset Management, LLC

3 River Road, 2nd Floor, Greenwich, CT 06807 | Tel: 203.489.1440 | www.oneriveram.com

One River Asset Management Code of Ethics

| October 2015 |

who believes she/he has been subject to retaliation or reprisal as a result of reporting a concern or making a complaint is to report such action to the CCO or to the Firm’s other senior management in the event the concern pertains to the CCO.

One River Asset Management, LLC

3 River Road, 2nd Floor, Greenwich, CT 06807 | Tel: 203.489.1440 | www.oneriveram.com

One River Asset Management Code of Ethics

| October 2015 |

Reporting Violations and Sanctions

All Access Persons shall promptly report to the Chief Compliance Officer or an alternate designee all apparent violations of the Code. Any retaliation for the reporting of a violation under this Code will constitute a violation of the Code.

The Chief Compliance Officer shall promptly report to senior management all apparent material violations of the Code. When the CCO finds that a violation otherwise reportable to senior management could not be reasonably found to have resulted in a fraud, deceit, or a manipulative practice in violation of Section 206 of the Advisers Act, he or she may, in his/her discretion, submit a written memorandum of such finding and the reasons therefore to a reporting file created for this purpose in lieu of reporting the matter to senior management.

Senior management shall consider reports made to it hereunder and shall determine whether or not the Code has been violated and what sanctions, if any, should be imposed. Possible sanctions may include reprimands, monetary fine or assessment, or suspension or termination of the employee’s employment with the firm.

One River Asset Management, LLC

3 River Road, 2nd Floor, Greenwich, CT 06807 | Tel: 203.489.1440 | www.oneriveram.com

One River Asset Management Code of Ethics

| October 2015 |

Records

The Chief Compliance Officer shall maintain and cause to be maintained in a readily accessible place the following records:

•	A copy of any Code of Ethics adopted by the firm pursuant to Advisers Act Rule 204A-1 which is or has been in effect during the past five years;

•	A record of any violation of One River’s Code and any action that was taken as a result of such violation for a period of five years from the end of the fiscal year in which the violation occurred;

•	A record of all written acknowledgements of receipt of the Code and amendments thereto for each person who is currently, or within the past five years was, a Access Person which shall be retained for five years after the individual ceases to be a Access Person of One River;

•	A copy of each report made pursuant to Advisers Act Rule 204A-1, including any brokerage confirmations and account statements made in lieu of these reports;

•	A list of all persons who are, or within the preceding five years have been, Access Persons;

•	A record of any decision and reasons supporting such decision to approve an Access Persons’ acquisition of securities in IPOs and limited offerings within the past five years after the end of the fiscal year in which such approval is granted.

One River Asset Management, LLC

3 River Road, 2nd Floor, Greenwich, CT 06807 | Tel: 203.489.1440 | www.oneriveram.com

One River Asset Management Code of Ethics

| October 2015 |

Acknowledgements and Disclosures

Initial Certification

All Access Persons will be provided with a copy of the Code and must initially certify ComplianceELF that they have:

(i)	received a copy of the Code;

(ii)	read and understand all provisions of the Code;

(iii)	agreed to abide by the Code; and (iv) reported all account holdings as required by the Code.

Acknowledgement of Amendments

All Access Persons shall receive any amendments to the Code and must certify to the Chief Compliance Officer via ComplianceELF that they have: (i) received a copy of the amendment; (ii) read and understood the amendment; (iii) and agreed to abide by the Code as amended.

Annual Certification and Disclosure:

All Access Persons must annually certify via ComplianceELF to the Chief Compliance Officer that they have:

(iv)	read and understood all provisions of the Code;

(v)	complied with all requirements of the Code; and

(vi)	submitted all holdings and transaction reports as required by the Code.

(vii)	disclose outside business activities; and

(viii)	complete disciplinary questionnaire.

Further Information

Access Persons should contact the Chief Compliance Officer regarding any inquiries pertaining to the Code or the policies established herein.

One River Asset Management, LLC

3 River Road, 2nd Floor, Greenwich, CT 06807 | Tel: 203.489.1440 | www.oneriveram.com

One River Asset Management Code of Ethics

| October 2015 |

APPENDIX A

REQUEST FOR APPROVAL FOR OUTSIDE ACTIVITIES

Instructions:

Pursuant to the guidelines outlined in the One River Asset Management, LL Compliance Manual / Code of Ethics, Access Persons must receive prior approval from the compliance team prior to participating in certain outside business activities.

Complete the following form as applicable and provide an executed copy to the Chief Compliance Officer.

Background Information:

1.	Name of Firm / Description of Proposed Outside Activity:

2.	Will One River Asset Management name be used in connection with such activity (e.g. included in a biography)?

☐ Yes ☐ No

3.	Will you have a position as an officer or director? ☐ Yes ☐ No

	3a.	If “yes” to 3 above, will such organization maintain an officer’s and director’s liability insurance policy in addition to any indemnification that you may be otherwise provided by such outside activity (provide details):

4.	Duties in connection with such outside activity:

One River Asset Management, LLC

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One River Asset Management Code of Ethics

| October 2015 |

5.	Estimated time spent on such activity (yearly basis):

6.	Will you or any related party receive any economic benefit from participation in such outside activity? ☐ Yes ☐ No

	6a.	If “yes,” description of economic benefit:

I represent that such activity does not violate any law or regulation, will not or does not interfere with my responsibilities to One River, compete with or conflict with any interest of One River. I hereby represent that I will bring to the attention of One River potential conflicts of interest that arise due to such activity.

Name:

Date:

COMPLIANCE REVIEW:

☐ Approved ☐ Denied

Name:

One River Asset Management, LLC

3 River Road, 2nd Floor, Greenwich, CT 06807 | Tel: 203.489.1440 | www.oneriveram.com

One River Asset Management Code of Ethics

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APPENDIX B

OUTSIDE ACTIVITY/INSIDER DISCLOSURE STATEMENT

Instructions:

Pursuant to the guidelines outlined in the One River Asset Management Compliance Manual / Code of Ethics, Access Persons must complete an annual statement listing their outside business activities and complete an insider disclosure form.

Complete the following form as applicable and provide an executed copy to the Chief Compliance Officer.

Outside Affiliations:

1.	Please input information about other businesses (whether for profit or non-profit) in which you are engaged (i.e. take an active role):

	Name of Business	Role

	Name of Business	Role

OR

☐ I do not take an active role in any other business.

2.	Please input information about entities (whether for profit or non-profit) by which you are employed or receive compensation:

	Name of Entity	Affiliation or Title

One River Asset Management, LLC

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One River Asset Management Code of Ethics

| October 2015 |

	Name of Entity	Affiliation or Title

OR

☐ I am not employed or receive compensation from any other entities.

3.	Please input information about organizations (whether for profit or non-profit) in which you are an officer, director, partner or Access Person:

Name of Entity	Affiliation or Title	Public Company (yes/No)

OR

☐ I am not an officer, director, partner or Access Person in any organizations.

4.	Describe any financial interest you have with any other entity (whether for profit, civic, non-profit or family related) not otherwise disclosed herein or elsewhere pursuant to the Code of Ethics:

5.	Do you own a significant position (i.e. greater than 5%) in any publicly held company’s securities? If so, please describe:

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One River Asset Management Code of Ethics

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Insider Disclosure:

Please indicate below whether you or any member of your immediate family (i.e., parents, mother-in-law, father-in-law, husband, wife, brother, sister, brother-in-law, sister-in-law, son, daughter, son-in-law, daughter-in-law, children who are directly or indirectly dependents) is an executive officer, director or 5% or greater stockholder of a public company.

Name of family member	Relationship

Name of Entity	Affiliation or Title

Name of family member	Relationship

Name of Entity	Affiliation or Title

OR

☐	I certify that no member of my immediate family is an executive officer, director or 5% or greater stockholder of a public company.

I certify that the activity(ies) mentioned above do not violate any law or regulation, will not or do not interfere with my responsibilities to One River, compete with or conflict with any interest of One River. I hereby represent that I will bring to the attention of One River any potential conflicts of interest that arise due to such activity(ies).

One River Asset Management, LLC

3 River Road, 2nd Floor, Greenwich, CT 06807 | Tel: 203.489.1440 | www.oneriveram.com

One River Asset Management Code of Ethics

| October 2015 |

APPENDIX C

DISCIPLINARY QUESTIONNAIRE

Instructions: Please respond to all questions and requested information. Complete written details of all events or proceedings must be provided. An executed copy of this form must be provided to the Chief Compliance Officer.

Criminal Actions

(1)	Have you ever:

	• been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign or military court to any felony?	☐ Yes	☐ No

	• been charged with any felony?	☐ Yes	☐ No

(2)	Based upon activities that occurred while you exercised control over it, has an organization ever:

	• been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign or military court to any felony?	☐ Yes	☐ No

	• been charged with any felony?	☐ Yes	☐ No

(3)	Have you ever:

•    been convicted of or pled guilty to or nolo contendere (“no contest”) in a domestic, foreign or military court to a misdemeanor involving: investments or an investment-related business or any fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion or a conspiracy to commit any of these offenses?

		☐ Yes	☐ No

	• been charged with any felony specified in 3(a)?	☐ Yes	☐ No

	• been charged with a misdemeanor specified in 3(a)?	☐ Yes	☐ No

(4)	Based upon activities that occurred while you exercised control over it, has an organization ever:

	• been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic or foreign court to a misdemeanor specified in 3(a)?	☐ Yes	☐ No

	• been charged with a misdemeanor specified in 3(a)?	☐ Yes	☐ No

Regulatory Disciplinary Actions

(5)	Has the U.S. Securities and Exchange Commission or the Commodity Futures Trading Commission ever:

		☐ Yes	☐ No

One River Asset Management, LLC

3 River Road, 2nd Floor, Greenwich, CT 06807 | Tel: 203.489.1440 | www.oneriveram.com

One River Asset Management Code of Ethics

| October 2015 |

• found you to have made a false statement or omission?

	• found you to have been involved in a violation of its regulations or statutes?	☐ Yes	☐ No

	• found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?	☐ Yes	☐ No

	• entered an order against you in connection with investment-related activity?	☐ Yes	☐ No

	• imposed a civil money penalty on you, or ordered you to cease and desist from any activity?	☐ Yes	☐ No

(6)	Has any other Federal regulatory agency or any state regulatory agency or foreign financial regulatory authority ever:

	• found you to have made a false statement or omission or been dishonest, unfair or unethical?	☐ Yes	☐ No

	• found you to have been involved in a violation of investment-related regulation(s) or statute(s)?	☐ Yes	☐ No

	• found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?	☐ Yes	☐ No

	• entered an order against you in connection with an investment-related activity?	☐ Yes	☐ No

	• denied, suspended or revoked your registration or license or otherwise, by order, prevented you from associating with an investment-related business or restricted your activities?	☐ Yes	☐ No

(7)	Has any self-regulatory organization or commodities exchange ever:

	• found you to have made a false statement or omission?	☐ Yes	☐ No

	• found you to have been involved in a violation of its rules (other than a violation designated as a “minor rule violation” under a plan approved by the U.S. Securities and Exchange Commission)?	☐ Yes	☐ No

	• found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?	☐ Yes	☐ No

	• disciplined you by expelling or suspending you from membership, barring or suspending your association with its members, or restricting your activities?	☐ Yes	☐ No

(8)	Has your authorization to act as an attorney, accountant or federal contractor ever been revoked or suspended?	☐ Yes	☐ No

One River Asset Management, LLC

3 River Road, 2nd Floor, Greenwich, CT 06807 | Tel: 203.489.1440 | www.oneriveram.com

One River Asset Management Code of Ethics

| October 2015 |

(9)	Have you been notified, in writing, that you are now the subject of any:

	• regulatory complaint or proceeding that could result in a “yes” answer to any part of 5, 6 or 7?	☐ Yes	☐ No

	• investigation that could result in a “yes” answer to any part of 1, 2, 3 or 4?	☐ Yes	☐ No

Civil Judicial Actions

(10)	Has any domestic or foreign court ever:

	• enjoined you in connection with any investment-related activity?	☐ Yes	☐ No

	• found that you were involved in a violation of any investment-related statute(s) or regulation(s)?	☐ Yes	☐ No

	• dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority?	☐ Yes	☐ No

(11)	Are you named in any pending investment-related civil action that could result in a “yes” answer to any part of 10?	☐ Yes	☐ No

Customer Complaints

(12)	Have you ever been named as a respondent/defendant in an investment-related, consumer-initiated arbitration or civil litigation which alleged that you were involved in one or more sales practice violations and which:

	• is still pending; or	☐ Yes	☐ No

	• resulted in an arbitration award or civil judgment against you, regardless of amount; or	☐ Yes	☐ No

	• was settled for an amount of $10,000 or more?	☐ Yes	☐ No

(13)	Have you ever been the subject of an investment-related, consumer-initiated complaint, not otherwise reported under question 12 above, which alleged that you were involved in one or more sales practice violations, and which complaint was settled for an amount of $10,000 or more?	☐ Yes	☐ No

(14)	Have you ever been the subject of an investment-related, consumer-initiated, written complaint, not otherwise reported under question 12 or 13 above, which:

•    alleged that you were involved in one or more sales practice violations and contained a claim for compensatory damages of $5,000 or more (if no damage amount is alleged, the complaint must be reported unless the firm has made a good faith determination that the damages from the alleged conduct would be less than $5,000), or;

		☐ Yes	☐ No

	• alleged that you were involved in forgery, theft, misappropriation or conversion of funds or securities?	☐ Yes	☐ No

One River Asset Management, LLC

3 River Road, 2nd Floor, Greenwich, CT 06807 | Tel: 203.489.1440 | www.oneriveram.com

One River Asset Management Code of Ethics

| October 2015 |

Terminations

(15)	Have you ever voluntarily resigned, been discharged or permitted to resign after allegations were made that accused you of:

	• violating investment-related statutes, regulations, rules or industry standards of conduct?	☐ Yes	☐ No

	• fraud or the wrongful taking of property?	☐ Yes	☐ No

	• failure to supervise in connection with investment-related statutes, regulations, rules or industry standards of conduct?	☐ Yes	☐ No

Financial

(16)	Please respond to the following questions:

	• have you ever made a compromise with creditors, filed a bankruptcy petition or been the subject of an involuntary bankruptcy petition?	☐ Yes	☐ No

•    based upon events that occurred while you exercised control over it, has an organization ever made a compromise with creditors, filed a bankruptcy petition or been the subject of an involuntary bankruptcy petition?

		☐ Yes	☐ No

•    based upon events that occurred while you exercised control over it, has a broker or dealer ever been the subject of an involuntary bankruptcy petition, or had a trustee appointed, or had a direct payment procedure initiated under the Securities Investor Protection Act?

		☐ Yes	☐ No

(17)	Has a bonding company ever denied, paid out on or revoked a bond for you?	☐ Yes	☐ No

(18)	Do you have any unsatisfied judgments or liens against you?	☐ Yes	☐ No

One River Asset Management, LLC

3 River Road, 2nd Floor, Greenwich, CT 06807 | Tel: 203.489.1440 | www.oneriveram.com

One River Asset Management Code of Ethics

| October 2015 |

Other Legal Actions

(19)	Are you subject to a United States Postal Service false representation order entered within the last five years?	☐ Yes	☐ No

(20)	Are you subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?	☐ Yes	☐ No

☐ I certify and acknowledge that the above statements are true and correct to the best of my knowledge and agree to immediately notify One River if such information becomes inaccurate in any way.

BY:

Name of Access Person:
Date:
COMPLIANCE RECEIPT:

Name:
Date:

One River Asset Management, LLC

3 River Road, 2nd Floor, Greenwich, CT 06807 | Tel: 203.489.1440 | www.oneriveram.com